Execution Version

Accession Deed
This agreement is made by way of deed on June 16, 2015.
BY the subsidiary of Reynolds Group Holdings Limited listed on Schedule I hereto, (the "Acceding Party");
AND IS SUPPLEMENTAL to an English law governed intercreditor agreement (the "Intercreditor Agreement") dated 11 May 2007 as amended and/or restated on 21 June 2007, 29 June 2007, 5 November 2009 and 5 November 2010 and made between, among others, Reynolds Group Holdings Limited (formerly Rank Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) I S.A., Credit Suisse AG, as administrative agent, Credit Suisse AG, as senior issuing bank, The Bank of New York Mellon, as collateral agent, senior secured notes trustee and high yield noteholders trustee and Credit Suisse AG, as security trustee.
IT IS AGREED as follows:

1.1.1	Words and expressions defined in the Intercreditor Agreement shall bear the same meaning herein.

1.1.2	The Acceding Party confirms it has been supplied with a copy of the Intercreditor Agreement.

1.1.3	The Acceding Party covenants with the Parties to be bound by the terms of the Intercreditor Agreement as a Subordinated Guarantor and an Obligor.

1.1.4	The Acceding Party shall accede to the Intercreditor Agreement in accordance with the terms thereof.

1.1.5	This agreement and all non contractual obligations arising from or in connection with it shall be governed by, and construed in accordance with, English law.
[signature pages follow]
IN WITNESS whereof this agreement has been duly executed and delivered as a deed on the day and year first above written by the Acceding Party.
Acceding Party
SIGNED as a deed for and on behalf of                )
BEVERAGE PACKAGING (NEW ZEALAND) LIMITED    )
)

By: /s/ Allen Philip Hugli________
Name: Allen Philip Hugli
Title: Authorised Signatory

/s/ Frank Y. Liao________

Witness

Frank Y. Liao__________
Print Name

Attorney______________
Occupation

919 Third Avenue, NY___
Address

Collateral Agent

SIGNED For and on behalf of THE BANK OF NEW YORK MELLON By: /s/ Catherine F. Donohue______ Name: Catherine F. Donohue Title: Vice President	) ) )

Senior Agent

SIGNED
For and on behalf of
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Robert Hetu_____________
        Name: Robert Hetu
        Title: Authorized Signatory

By: /s/ Whitney Gaston__________
        Name: Whitney Gaston
        Title: Authorized Signatory
) ) )

Subsidiaries of Reynolds Group Holdings Limited

Entity Name	Registered Office Address
• Beverage Packaging (New Zealand) Limited	Level 9, 148 Quay Street Auckland NZ 1010